UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 22, 2016
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 22, 2016, Sun Communities, Inc. (the “Company”) and its primary operating subsidiary Sun Communities Operating Limited Partnership (the “Operating Partnership”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Carefree Communities Intermediate Holdings, L.L.C. (the “Seller”) with respect to the Operating Partnership’s acquisition from the Seller of all of the issued and outstanding shares of common stock of Carefree Communities Inc. (“Carefree Communities”). Carefree Communities directly or indirectly owns 103 manufactured home and recreational vehicle (“RV”) communities, comprising 9,829 developed manufactured home sites, 17,725 RV sites and approximately 396 additional manufactured home sites and approximately 2,586 additional RV sites suitable for development. These communities are concentrated in California, Florida and Ontario, Canada. Subject to a net working capital adjustment at the closing, the aggregate purchase price for the acquisition is approximately $1.68 billion, including approximately $1.655 billion for the purchase of 102 communities, $9.0 million for the purchase of a community recently acquired by Carefree Communities and approximately $16.0 million for the purchase of manufactured homes and park models. As consideration for the acquisition, the Operating Partnership will assume approximately $1.0 billion of debt, the Company will issue the Seller $225.0 million in shares of the Company’s common stock (the “Acquisition Shares”) at an issuance price of $67.57 per share, based on the trailing 30-day volume weighted average price of the Company's common stock as of the close of business on March 21, 2016, and the Operating Partnership will pay the balance of the purchase price in cash. In connection with the acquisition, the Company has obtained transaction insurance under which it will have $75.0 million of coverage for any breaches by Seller of its representations and warranties under the Stock Purchase Agreement.

The Company anticipates that the closing of the acquisition will occur no later than July 9, 2016. The consummation of the acquisition is subject to customary closing conditions. As a result, there can be no assurances as to the actual closing or the timing of the closing.

At the closing, the Company and the Seller will enter into a registration rights agreement under which the Company will grant the Seller customary registration rights with respect to the Acquisition Shares. Under the terms of the registration rights agreement, within 30 days after the closing, the Company will use its best efforts to prepare and file a prospectus supplement under its existing shelf registration statement for the resale of the Acquisition Shares. Under a lock-up agreement, the Seller’s transfer of the Acquisition Shares will be restricted for up to 30 days after the closing of the acquisition. At the closing, certain executive officers of Carefree Communities will enter into non-competition agreements that will expire nine months after the closing, but not later than March 9, 2017.

The foregoing description of the acquisition, the Stock Purchase Agreement and the other agreements referenced above does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement and the forms of the other agreements which are attached hereto as Exhibit 2.1, 4.1, 10.1 and 10.2, the terms of which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Acquisition Shares set forth in Item 1.01 above is hereby incorporated into this Item 3.02. If the closing occurs, the Company will issue the Acquisition Shares to the Seller as consideration of the acquisition of the properties under the Stock Purchase Agreement. The issuance of the Acquisition Shares will be made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.4 to this report is a copy of a presentation regarding the Carefree Communities transaction, which copy is incorporated herein solely for purposes of this Item 7.01 disclosure. The presentation also will be posted on Sun Communities, Inc.'s website, www.suncommunities.com, on March 22, 2016.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.4 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in

Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.4, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any incorporation by reference language in any such filing.

This report, including Exhibit 99.4 attached hereto, contains various “forward-looking statements” within the meaning of the Securities Act and the Exchange Act, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, difficulties in the Company’s ability to evaluate, finance, complete and integrate acquisitions (including the acquisition of Carefree Communities), developments and expansions successfully; the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the heading titled “Risk Factors” contained in the Company’s annual report on Form 10-K for the year ended December 31, 2015, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this report speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Item 8.01	Other Events.

On March 22, 2016, the Company issued a press release, furnished as Exhibit 99.3 and incorporated herein by reference, announcing the execution of the Stock Purchase Agreement and the acquisition.  The information contained in this Item 8.01 on Current Report on Form 8-K, including Exhibit 99.3 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)
In accordance with Rule 3-14 and Article 11 of Regulation S-X, Sun Communities, Inc. (the “Company”) hereby files (i) the following financial statement information relating to the acquisition of a portfolio of manufactured home and recreational vehicle communities from Carefree Communities Intermediate Holdings, L.L.C., and (ii) pro forma financial information of the Company to give effect to the acquisition of these communities. As these properties are directly or indirectly owned or managed by entities that will elect or have elected to be treated as real estate investment trusts (as specified under sections 856-860 of the Internal Revenue Code of 1986) for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

Financial Statements of Business Acquired

•	Report of Moss Adams LLP, Independent Auditors

•	Combined Statements of Revenues and Certain Operating Expenses for the years ended December 31, 2015 and 2014

•	Notes to the Combined Statements of Revenues and Certain Operating Expenses

(b)	Unaudited Pro Forma Financial Information

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Sun Communities, Inc. as of December 31, 2015

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations of Sun Communities, Inc. for the year ended December 31, 2015

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of Sun Communities, Inc.

(d)    Exhibit Index

Exhibit No.	Description
2.1	Stock Purchase Agreement dated March 22, 2016, among Carefree Communities Intermediate Holdings, L.L.C., Sun Communities, Inc. and Sun Communities Operating Limited Partnership. *
4.1	Form of Registration Rights Agreement between Sun Communities, Inc. and Carefree Communities Intermediate Holdings, L.L.C.
10.1	Form of lock-up letter agreement among Carefree Communities Intermediate Holdings, L.L.C., Sun Communities, Inc. and Sun Communities Operating Limited Partnership.
10.2	Form of Non-Competition Agreement to be delivered by each of David Napp and Colleen Edwards in favor of Sun Communities, Inc.
23.1	Consent of Moss Adams LLP
99.1
Audited Combined Statements of Revenues and Certain Operating Expenses for the years ended December 31, 2015 and 2014, the notes related thereto and the related independent certified public accountants' report of Moss Adams LLP

99.2	Unaudited pro forma financial information listed in Item 9.01(b)
99.3	Press release dated March 22, 2016
99.4	Presentation

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: March 22, 2016	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement dated March 22, 2016, among Carefree Communities Intermediate Holdings, L.L.C., Sun Communities, Inc. and Sun Communities Operating Limited Partnership. *
4.1	Form of Registration Rights Agreement between Sun Communities, Inc. and Carefree Communities Intermediate Holdings, L.L.C.
10.1	Form of lock-up letter agreement among Carefree Communities Intermediate Holdings, L.L.C., Sun Communities, Inc. and Sun Communities Operating Limited Partnership.
10.2	Form of Non-Competition Agreement to be delivered by each of David Napp and Colleen Edwards in favor of Sun Communities, Inc.
23.1	Consent of Moss Adams LLP
99.1
Audited Combined Statements of Revenues and Certain Operating Expenses for the years ended December 31, 2015 and 2014, the notes related thereto and the related independent certified public accountants' report of Moss Adams LLP

99.2	Unaudited pro forma financial information listed in Item 9.01(b)
99.3	Press release dated March 22, 2016
99.4	Presentation

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.